SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GIGOPTIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To be held on November 15, 2011

To the Stockholders of GigOptix, Inc.:

I am pleased to invite you to the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of GigOptix, Inc. (the “Company”), which will be held at 8:00 a.m., local time, on November 15, 2011 at our principal executive offices, located at 130 Baytech Drive, San Jose, California 95134, for the following purposes:

1.	To elect two Class III directors to our Board of Directors to serve a three-year term expiring on the date on which our annual meeting of stockholders is held in 2014 or until his successor is duly elected and qualified;

2.	To amend and restate our 2008 Equity Incentive Plan (the “Plan”) including an increase in the number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares from 9,833,679 to 12,833,679;

3.	To approve and ratify an amendment of our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split of our outstanding common stock in the range of one-for-three to one-for-five without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders;

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully explained in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 27, 2011 as the record date for the purposes of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

September     , 2011

By Order of the Board of Directors,

Dr. Avi Katz

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: this proxy statement, the proxy card and the Annual Report on Form 10-K are available at: www.proxyvote.com.

Introduction	1
Questions and Answers	1
Security Ownership of Certain Beneficial Owners and Management	8
Corporate Governance	10
Members of the Board of Directors	10
Director Independence	12
Meetings of the Board of Directors	12
Board Leadership Structure	13
Board Committees	13
Candidates for the Board of Directors	14
Board’s Role in Risk Oversight	15
Communications with the Board of Directors	15
Information regarding our Executive Officers	15
Executive Officer and Director Compensation	17
Summary Compensation Table	17
Outstanding Equity Awards at Fiscal Year-End Table	18
Additional Narrative Disclosure
Director Compensation Table	21
Audit Committee Report	22
Other Matters	24
Section 16(a) Beneficial Ownership Reporting Compliance	24
Code of Ethics	24
Equity Compensation Plan Information	24
Related Person Transactions	25
Independent Public Accountants	25
Stockholder Proposals	26
Annual Report on Form 10-K	26
Proposals at the Annual Meeting	27
Proposal 1—Election of Directors	27
Proposal 2—Amendment to the 2008 Equity Incentive Plan	27
Proposal 3—Approval and Ratification of an Amendment to the Certificate of Incorporation to Authorize the Board of Directors the Discretion to Effect a Reverse Stock Split of our Outstanding Common Stock	33
Proposal 4—Ratification of Independent Registered Public Accounting Firm	38
Appendix A—2008 Equity Incentive Plan, as amended and restated	A-1
Appendix B—GigOptix, Inc. Second Amended and Restated Certificate of Incorporation	B-1

GIGOPTIX, INC.

130 Baytech Drive

San Jose, CA 95134

PROXY STATEMENT

INTRODUCTION

This Proxy Statement contains important information regarding our 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., local time, on November 15, 2011 at our principal executive offices located at 130 Baytech Drive, San Jose, California 95134. Your proxy is being solicited by our Board of Directors.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: this proxy statement, the proxy card and the Annual Report on Form 10-K are available at: www.proxyvote.com.

We are furnishing proxy materials to our stockholders primarily via the internet. On or about October 3, 2011, we expect to mail to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement, the proxy card and the Annual Report on Form 10-K. The Notice of Internet Availability also will instruct you on how to access and submit your proxy through the internet or by telephone.

Internet distribution of our proxy materials is intended to expedite receipt by stockholders, reduce the cost of the annual meeting, and conserve natural resources. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to consider and vote on the following proposals:

1.	The election of two Class III directors to our Board of Directors to serve a three-year term expiring on the date on which our annual meeting of stockholders is held in 2014 or until his successor is duly elected and qualified;

2.	To amend and restate our 2008 Equity Incentive Plan (the “Plan”) including an increase in the number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares from 9,833,679 to 12,833,679;

3.	To approve and ratify an amendment to our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split of our outstanding common stock in the range of one-for-three to one-for-five without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders;

4.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	The transaction of any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

1.	FOR the election of Dr. Avi Katz and Frank W. Schneider as Class III directors (Proposal 1);

2.	FOR approval of the amendment and restatement the 2008 Equity Incentive Plan (Proposal 2);

3.	FOR approval and ratification of an amendment to the certificate of incorporation to authorize the Board the discretion to effect a reverse stock split of our outstanding common stock (Proposal 3);

4.	FOR the ratification of the selection of Grant Thornton LLP as our independent registered accounting firm for the fiscal year ending December 31, 2011 (Proposal 4); and

5.	FOR or AGAINST other matters that come before the Annual Meeting as the proxy holders deem advisable.

Who is entitled to vote on the proposals considered at the Annual Meeting?

The record date for the Annual Meeting is September 27, 2011. All holders of our common stock at the close of business on that date are entitled to attend and vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on September 2, 2011, there were 21,511,464 shares of common stock outstanding.

What is a quorum, and how is it determined?

A quorum is the minimum number of shares that must be present at the Annual Meeting to conduct business. The presence in person or by proxy of a majority of the shares of common stock issued and outstanding and entitled to vote as of the record date shall constitute a quorum. At least                  shares of common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum.

How do I vote?

Your vote is very important, and the procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the pre-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Your vote must be received by 11:59 p.m., Eastern Time on November 14, 2011 to be counted.

•	To vote through the internet, go to http://www.proxyvote.com/ to complete an electronic proxy card. Your vote must be received by 11:59 p.m., Eastern Time on November 14, 2011 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from GigOptix. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

We are furnishing proxy materials to our stockholders primarily via the internet. On or about October 3, 2011, we expect to mail to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement, the proxy card and the Annual Report on Form 10-K. The Notice of Internet Availability also will instruct you on how to access and submit your proxy through the internet or by telephone.

Internet distribution of our proxy materials is intended to expedite receipt by stockholders, reduce the cost of the annual meeting, and conserve natural resources. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability. To request and receive a paper or e-mail copy, please choose one of the following methods to make your request:

•	By Internet: www.proxyvote.com

•	By Telephone: 1-800-579-1639

•	By E-mail*: sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered with respect to those shares to be the “beneficial holder” or “beneficial owner,” and those shares are considered to be held in “street name.” In that case, the broker, bank, or other holder is considered the “stockholder of record.”

How can I vote at the meeting if I am a beneficial owner?

As the beneficial owner, you have the right to direct the broker, bank, or other holder of record with respect to voting your shares and may do so by:

(i) completing the voting instruction card provided to you by your broker, bank or other holder of record; or

(ii) you may attend the Annual Meeting and cast your vote. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that due to a change in New York Stock Exchange or NYSE rules, the election of directors (Proposal One) is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” See “What are broker non-votes?” and “What if I don’t vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?” for more information regarding broker non-votes.

What do I need to attend the Annual Meeting?

All stockholders attending the Annual Meeting must present valid government-issued photo identification at the door to be admitted. If you are not the holder of record of your shares (e.g., you hold shares through a brokerage account), you must also present a copy of an account statement reflecting your ownership of the shares as of the close of business on the record date, September 27, 2011. No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

How can I request proxy materials?

We are furnishing proxy materials to our stockholders primarily via the internet. On or about October 3, 2011, we expect to mail to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement, the proxy card and the Annual Report on Form 10-K. The Notice of Internet Availability also will instruct you on how to access and submit your proxy through the internet or by telephone.

Internet distribution of our proxy materials is intended to expedite receipt by stockholders, reduce the cost of the annual meeting, and conserve natural resources. However, if you would like to receive printed proxy materials, please follow the instructions on the Notice of Internet Availability. To request and receive a paper or e-mail copy, please choose one of the following methods to make your request:

•	By Internet: www.proxyvote.com

•	By Telephone: 1-800-579-1639

•	By E-mail*: sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number

How will my shares be voted if I don’t provide specific instructions?

Your shares will be voted in accordance with the instructions that you indicate on your proxy card. If you execute your proxy card but do not provide instructions, your shares will be voted “FOR” the election of Dr. Avi Katz and Frank W. Schneider as Class III directors, “FOR” the approval of the amendment and restatement the 2008 Equity Incentive Plan, “FOR” the approval and ratification of the proposed amendment of our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split, and “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. For any other matters that come before the Annual Meeting, your shares will be voted at the discretion of the proxies, Dr. Avi Katz and Curt P. Sacks.

Can I change my vote after I have submitted a proxy?

Yes. If you are a stockholder of record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

•	Provide written notice of revocation to Corporate Secretary, c/o GigOptix, Inc., 130 Baytech Drive, San Jose, CA 95134;

•	Deliver a valid proxy bearing a later date or submit a new later dated proxy; or

•	Attend the Annual Meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, or by attending the Annual Meeting and voting in person.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

What are broker non-votes?

Broker non-votes are shares held in street name by a broker that the broker has no discretionary authority to vote. Brokers do not have authority to vote on matters considered to be non-routine unless they have received instructions from the beneficial owners of the shares. Broker non-votes are counted for the purpose of establishing a quorum but are not considered to be entitled to vote.

What is the effect if I don’t cast my vote?

Stockholders of record—If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners—If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One), the approval of the amendment and restatement of our 2008 Equity Incentive Plan (Proposal Two) and the approval and ratification of the proposed amendment of our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split (Proposal Three). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in the relevant regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

In addition, your broker is not permitted to vote your shares on the approval of the amendment and restatement of our 2008 Equity Incentive Plan (Proposal Two) or the approval and ratification of the proposed amendment of our certificate of incorporation to authorize our Board to effect a reverse stock split (Proposal Three), if your broker does not receive express voting instructions from you. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Four).

What if I don’t vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because directors are elected based on a plurality vote, if you abstain from voting on the proposal to re-elect the directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal to approve the amendment and restatement of the 2008 Plan (Proposal Two) or the proposal to approve and ratify the proposed amendment of our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split (Proposal Three) or the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal Four), your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the approval of Grant Thornton LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, because of a change in NYSE rules, unlike at our previous annual stockholder meetings, your broker does not have discretionary authority to vote on the re-election of directors, so it is very important that you instruct your broker how to vote on the proposals. In addition, your broker is not permitted to vote your shares on the approval of the amendment and restatement of our 2008 Equity Incentive Plan or on the approval and ratification of the proposed amendment of our certificate of incorporation to authorize our Board to effect a reverse stock split, if they do not receive express voting instructions from you.

How many votes are required to approve the proposals?

Proposal 1—Election of Directors. Directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either “for” or “withhold” your vote for the director nominee. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the director nominee and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

Proposal 2—Amendment and Restatement to the 2008 Equity Incentive Plan. To approve the amendment and restatement of our 2008 Equity Incentive Plan, including an increase in the number of shares of common stock reserved for issuance under the plan by 3,000,000 shares from 9,833,679 to 12,833,679 shares will require the affirmative vote of a majority of the shares present, represented, and entitled to vote on the item. You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal 3—Approval and Ratification of the Proposed Amendment of Our Certificate of Incorporation to Authorize Our Board of Directors to Effect a Reverse Stock Split. To approve and ratify the proposed amendment to our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split in the range of one-for-three to one-for-five without further stockholder approval will require the affirmative vote of a majority of the outstanding shares of our common stock. You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Proposal 4—Ratification of our Independent Registered Public Accounting Firm. For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Who pays the cost of proxy solicitation?

We will bear the costs of the solicitation of proxies, including the costs of preparing, filing and mailing the proxy materials. We will also reimburse brokerage firms for expenses and fees related to the forwarding of these proxy materials to beneficial owners of our common stock. Our directors and executive officers may conduct further solicitations personally, but they will not receive additional compensation for such service.

What is householding?

Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as “householding” and is intended to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

We will promptly deliver, upon request, a separate copy of the proxy statement to any stockholder residing at an address at which only one copy was mailed. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at (800) 542-1061.

If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies.

How can I nominate director candidates?

Please refer to the section captioned “Candidates for the Board of Directors” on page 14 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth information regarding the beneficial ownership of our common stock outstanding on September 2, 2011, by each person who is known to us, based upon filings with the SEC or other information, to beneficially own more than 5% of our common stock, each of our directors, each executive officer named in the “Summary Compensation Table” and all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to all shares shown as beneficially owned. As of September 2, 2011, we had 21,511,464 shares of common stock outstanding.

	Beneficial Ownership of Our Common Stock as of September 2, 2011 (1)
	Shares	Percent of Class
5% Stockholders
DBSI, Inc. (2)	1,715,161	7.97%
Entities affiliated with Empire Capital Management, LLC (3)	1,214,325	5.65%
Lloyd I. Miller, III (4)	1,097,177	5.10%
Directors
C. James Judson (5)	154,444	*
Joseph J. Lazzara (5)(6)	13,743	*
John J. Mikulsky (5)(6)	103,205	*
Neil J. Miotto (5)	77,674	*
Frank W. Schneider (5)	59,729	*
Kimberly D.C. Trapp (5)	69,936	*
Named Executive Officers
Dr. Avi Katz (5)(7)	1,199,562	5.30%
Andrea Betti-Berutto (5)	448,132	2.04%
Ron Shelton (8)	0	*
All current directors and executive officers as a group (10 persons) (9)	2,346,464	9.96%

*	Represents less than 1% of our outstanding common stock.
(1)	Beneficial ownership is based upon 21,511,464 shares of our common stock outstanding as of September 2, 2011. Except as otherwise noted, each of the persons set forth below has sole voting power and sole investment power with respect to the shares set forth opposite such person’s name. Unless otherwise indicated, each person’s address is c/o GigOptix, Inc., 130 Baytech Drive, San Jose, California 95134. If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of September 2, 2011, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.
(2)	According to a Schedule 13G filed with the SEC on November 4, 2010, Conrad Myers, Liquidating Trustee (the “Trustee”) of the DBSI Liquidating Trust (the “Trust”), is acting under the terms and conditions of the DBSI Liquidating Trust Agreement and Declaration of Trust dated October 29, 2010, by and among DBSI Consolidated Debtors, as substantively consolidated debtors and debtors in possession under the “Second Amended Joint Chapter 11 Plan of Liquidation filed by the Chapter 11 Trustee and the Official Committee of Unsecured Creditors” (the “Plan of Liquidation”), confirmed by Order dated October 29, 2010 in the Chapter 11 Cases In re DBSI, Inc. et al., Case No. 08-12687 (PJW), the United States Bankruptcy Court, District of Delaware. Pursuant to the Plan of Liquidation, the Trust now holds 972,612 shares of GigOptix’ common stock formerly held by Stellar Technologies LLC, an Idaho limited liability company and 742,549 shares of GigOptix’ common stock formerly held by iTerra Communications LLC, an Idaho limited liability company. The Trustee has sole dispositive power and sole voting power with respect to 1,715,161 shares. The Trustee disclaims beneficial ownership of such shares and warrants. The address for the Trust and the Trustee is 6327 SW Capitol Hwy, PMB 221, Portland, Oregon 97239.

(3)	Empire GP, the general partner of Empire Capital, has the power to direct the affairs of Empire Capital, including decisions respecting the disposition of the proceeds from the sale of the Common Stock. Empire Management, the investment manager of the Empire Overseas Fund has the power to direct the affairs of the Empire Overseas Fund, including decisions respecting the disposition of the proceeds from the sale of the Common Stock. Empire Management, pursuant to investment management agreements with Charter Oak, Charter Oak II and Charter Oak Master, has the power to dispose of the proceeds from the sale of the Common Stock with respect to those assets of the Charter Oak Funds under its discretion. Empire Management, pursuant to an investment management agreement with the Enhanced Master Fund, has the power to dispose of the proceeds from the sale of the Common Stock with respect to those assets under its discretion. Scott A. Fine and Peter J. Richards are the Members of Empire GP and Empire Management, and in their capacities direct the operations of Empire GP and Empire Management. Messrs. Fine and Richards have shared voting and dispositive power with respect to 1,214,325 shares. The address for Empire GP is 1 Gorham Island, Suite 201, Westport, CT 06880.
(4)	The information as to Lloyd I. Miller, III is derived from a Schedule 13G filed with the SEC on July 7, 2011. Lloyd I. Miller, III has sole voting and dispositive power with respect to 860,351 of the reported securities as the trustee to certain grantor retained annuity trusts and shared voting and dispositive power with respect to 236,826 of the reported securities as a co-manager of a limited liability company.
(5)	Includes options to purchase shares of common stock exercisable within 60 days of September 2, 2011 as follows: 79,799 for Mr. Judson; 0 for Mr. Lazzara; 0 for Mr. Mikulsky; 72,674 for Mr. Miotto; 31,729 for Mr. Schneider; 69,936 for Ms. Trapp; 1,101,714 for Dr. Katz; and 425,232 for Mr. Betti-Berutto. Also includes warrants to purchase shares of common stock exercisable within 60 days of September 2, 2011 as follows: 22,900 for Mr. Betti-Berutto; and 37,048 for Dr. Katz.
(6)	Mr. Lazzara and Mr. Mikulsky were appointed to our Board of Directors effective June 17, 2011 as of the closing date of our merger with Endwave Corporation.
(7)	Dr. Katz exceeded 5% beneficial ownership of our common stock on August 18, 2011, as reported in his Schedule 13D filed on August 19, 2011.
(8)	Ron Shelton, our former Chief Financial Officer, resigned from the Company as of February 1, 2011. Mr. Shelton does not hold any options to purchase shares of the Company’s Common Stock.
(9)	Includes shares held by the following individuals as of September 2, 2011: Dr. Avi Katz, Andrea Betti-Berutto, Julie Tipton, Curt Sacks, C. James Judson, Joseph J. Lazzara, John J. Mikulsky, Neil J. Miotto, Frank Schneider and Kimberly D.C. Trapp. Mr. Sacks was appointed as our Senior Vice President and Chief Financial Officer effective June 17, 2011 as of the closing date of our merger with Endwave Corporation. Ms. Tipton is GigOptix’ Senior Vice President of Operations.

CORPORATE GOVERNANCE

Members of the Board of Directors

The table below sets forth information regarding the members of our Board of Directors as of September 2, 2011. Our certificate of incorporation divides the Board of Directors into three classes with overlapping three year terms. Our Board of Directors currently consists of seven members. One class is elected each year at the annual meeting of stockholders, and the classes are to be as nearly equal in number as possible. The term of each class of directors expires as follows: Class I at the 2012 annual meeting of stockholders, Class II at the 2013 annual meeting of stockholders, and Class III at the Annual Meeting. Each director shall hold office until his or her successor is duly qualified.

Our board previously consisted of five members. In fiscal 2011, Messrs. Lazzara and Mikulsky were named to the Board of Directors at the closing of the merger between GigOptix, Inc. and Endwave Corporation on June 17, 2011.

Name	Age	Position	Class	Director Since
Dr. Avi Katz	53	Chairman of the Board, Chief Executive Officer and President	III	2008
C. James Judson	66	Director	II	2008
Neil J. Miotto	65	Director	I	2008
Kimberly D.C. Trapp	53	Director	I	2008
Frank W. Schneider	69	Director	III	2010
John J. Mikulsky	66	Director	II	2011
Joseph J. Lazzara	60	Director	I	2011

Class I Directors—continuing directors with a term expiring at the 2012 annual meeting of stockholders.

Neil J. Miotto has served on our Board of Directors since December 2008. He is a retired assurance partner of KPMG LLP, where he was a partner for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as an SEC reviewing partner. He is a member of American Institute of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Mr. Miotto is a member of the Board of Directors of Micrel Inc., where he serves as Chairman the Audit Committee. We believe that Mr. Miotto’s extensive financial risk assessment and financial reporting experience with public companies and financial accounting matters makes him well-qualified to be on our Board of Directors.

Kimberly D.C. Trapp has served on our Board of Directors since December 2008. She previously served as a director of Lumera Corporation from October 2006 and a director of GigOptix LLC from October 2007 until the merger of the two companies in December 2008. From February 2003 until 2010, she was the Industry Liaison Officer for the Center of Optical Technologies at Lehigh University, which advances the research and application of optical and electro-optic technologies. The Center has more than 45 industry liaison members and joint partners, and has obtained more than $95 million in funding since 2001, and has recently opened The Smith Family Laboratory for Optical Technologies. Prior to joining Lehigh University, Ms. Trapp spent 23 years in the telecommunications industry, her last position being Director of Marketing Operations for the Agere Systems Optoelectronics Business and was responsible for business operations, customer marketing, technical product support, product engineering and program management of the optoelectronic business and product portfolio. Since 2010, she has been a member of the Cedar Crest College Board of Associates and a member of The Swain School Technology Committee. Ms. Trapp received her B.S. degree in chemistry from Purdue University, her M.S. degree in inorganic chemistry from Fairleigh Dickinson University, and has completed an MBA program. From her more than 30 years in the industry, Ms. Trapp brings a tremendous amount of technical expertise, especially in the area of optical and electro-optic technologies, that we believe makes her well qualified to sit on our Board of Directors.

Joseph J. Lazzara has served on our Board of Directors since June 2011. He previously served as a director of Endwave Corporation from February 2004 until the merger of GigOptix, Inc. and Endwave Corporation in June 2011. From September 2006 to March 2008, Mr. Lazzara served as the Vice Chairman and a director of Omron Scientific Technologies, Inc. (formerly known as Scientific Technologies, Inc. (NASDAQ: STIZ)), a manufacturer of factory automation sensors and machine safeguarding products acquired by Omron Corporation in September 2006. Mr. Lazzara served as President and Chief Executive Officer of Scientific Technologies, Inc. between 1993 and 2006, as President between 1989 and 1993, and as Treasurer and director between 1984 and 2006. From 2006, Mr. Lazzara currently serves as the Vice Chairman and Director of Automation Products Group, Inc., a privately held manufacturer of automation sensors. Previously, Mr. Lazzara was employed by Hewlett-Packard Company, a global technology solutions provider, in Process and Engineering Management. Mr. Lazzara received a B.S. in engineering from Purdue University and an M.B.A. from Santa Clara University. The GigOptix Board of Directors believes that Mr. Lazzara’s extensive business expertise, both as the Chief Executive Officer and Board Member of a publicly traded company as well as his technical background qualify him to serve on GigOptix board.

Class II Director—continuing directors with a term expiring at the 2013 annual meeting of stockholders.

C. James Judson has served on our Board of Directors since December 2008. Until its merger with GigOptix LLC in December 2008, Mr. Judson had served as a director of Lumera Corporation since August 2004 and as chairman of its board of directors since March 2007. In 1995, Mr. Judson co-founded Eagle River Investments, LLC, a Kirkland-based venture capital fund focused on communications. From 1975 until the end of 2010, Mr. Judson was a business law partner at Davis Wright Tremaine in Seattle. Mr. Judson has a B.A. from Stanford University in economics and an L.L.B. from Stanford Law School. Mr. Judson currently serves as a director of Garrett and Ring Management Inc., Port Blakely Tree Farms, L.P., The Joshua Green Corporation, Sonata Capital, Airbiquity, Welco Lumber, Eden Rock Communications, Opanga and TSK America Co., Ltd. We believe Mr. Judson is well qualified to be on our board due to his leadership skills as evidenced by his significant entrepreneurial expertise, his extensive board memberships and more than 40 years of corporate legal practice providing representation to both large and small companies.

John J. Mikulsky has served on our Board of Directors since June 2011. He previously served as the President and Chief Executive Officer as well as a member of the board of directors of Endwave Corporation since December 1, 2009. From August 2005 until November 2009, Mr. Mikulsky served as Endwave’s Chief Operating Officer and Executive Vice President and was appointed President in July 2009. From May 2001 until August 2005, Mr. Mikulsky served as Endwave’s Chief Marketing Officer and Executive Vice President, Marketing and Business Development. From May 1996 until April 2001, Mr. Mikulsky served as Endwave’s Vice President of Product Development. From 1993 until 1996, Mr. Mikulsky worked as a Technology Manager for Balazs Analytical Laboratory, a provider of analytical services to the semiconductor and disk drive industries. Prior to 1993, Mr. Mikulsky worked at Raychem Corporation, most recently as a Division Manager for its Electronic Systems Division. Mr. Mikulsky holds a B.S. in electrical engineering from Marquette University, an M.S. in electrical engineering from Stanford University and an S.M. in management from the Sloan School at the Massachusetts Institute of Technology. The GigOptix Board of Directors believes Mr. Mikulsky’s extensive industry knowledge and experience, including his years of experience at Endwave in both technical and leadership roles, qualify him to serve on GigOptix Board of Directors.

Class III Directors—up for election at this Annual Meeting for a term expiring at the 2014 annual meeting of stockholders.

Dr. Avi Katz served as Chief Executive Officer, President, and Chairman of the Board of Directors of GigOptix LLC and GigOptix Inc. since he co-founded the companies in July 2007 and through its merger with Lumera Corporation in December 2008, respectively. Dr. Katz also served as a board member, Chief Executive Officer and President of iTerra Communications LLC, the predecessor to GigOptix LLC, from April 2007 until October 2007. Dr. Katz also serves as the Chairman of the board of directors of GigOptix-Helix AG and GigOptix Israel Ltd. From April 2006 to April 2007, he was the Corporate Development executive with Symphony Services Corp., and a Managing Partner and Chairman of APU-Global, a technology consulting company, which he founded in 2005. Dr. Katz was the Chief Executive Officer, President and a board member of Intransa, Inc., a provider of storage area network (SAN) over the IP systems, from 2003 to 2005, and was the Chief Executive Officer, President and a board member of Equator Technologies, Inc., a fabless semiconductor company, from 2000 to 2003. He holds numerous U.S. and international patents, has published about 300 technical papers and is the editor of a number of technical books. Dr. Katz received his Ph.D. in materials engineering and a B.S. in engineering from Technion-IIT, Israel, and is a graduate of the Israeli Naval Academy. As our co-founder, and the CEO since the inception, Dr. Katz has the benefit of understanding our complete history. This background, together with his extensive executive experience and exceptional technical skills, make Dr. Katz uniquely qualified to serve on our Board of Directors.

Frank W. Schneider joined our Board of Directors in June 2010. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc., where Mr. Schneider served as Vice President and General Manager until his retirement in 2009. Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. Subsequent to the merger, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business unit of that company. Mr. Schneider also serves on the board of directors of Micrel, Incorporated, where he serves as a member of the Audit Committee and as chairman of the Compensation Committee, and has served as a member of the technical advisory board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. Mr. Schneider serves as a member of the Compensation Committee of our Board of Directors. He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University’s Kellogg School of Business. We believe Mr. Schneider is well qualified to serve on our board due to his leadership skills and industry experience, which he has demonstrated through more than 40 years of management and experience in the semiconductor, electronic component and systems industries.

Arrangements with Directors

Pursuant to the terms of the merger agreement between GigOptix LLC and Lumera Corporation, Dr. Katz was elected to serve as the Chairman of our Board of Directors, and each of Mr. Judson, Ms. Trapp, and Mr. Miotto were elected to serve as our directors immediately following the effectiveness of that merger. Pursuant to the terms of the merger agreement with Endwave Corporation, Messrs. Lazzara and Mikulsky were elected to serve as our directors following the effectiveness of that merger.

There are no immediate family relationships between or among any of our executive officers and directors.

Director Independence

The Board of Directors has determined that Mr. Judson, Mr. Lazzara, Mr. Miotto, Mr. Schneider and Ms. Trapp are “independent” directors. Mr. Schneider is a nominee for election as a Class III director at the Annual Meeting.

The Company uses the independence standards set forth by Rule 5605(a)(2) of the NASDAQ Listing Rules. In reviewing the independence of our directors against these standards, we consider relationships and transactions between each director and members of the director’s family with us and our affiliates. Each member of our two standing committees, the Audit Committee and the Compensation Committee, is independent as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules, and each member of our Audit Committee is also independent as defined by Rule 10A-3(b)(1) under the Exchange Act.

Meetings of the Board of Directors

The Board of Directors held 13 meetings during fiscal year 2010. Each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which that director served. We recommend that directors attend each annual meeting of stockholders. All directors attended the 2010 annual meeting of stockholders.

Board Leadership Structure

Our Board of Directors believes that our Chief Executive Officer is best situated to serve as our Chairman of the Board, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board of Directors, which are essential to effective governance.

One of the key responsibilities of our Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. Our Board of Directors believes the combined role of Chairman of the Board and Chief Executive Officer, together with our independent directors, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Board Committees

The Board of Directors has a standing Audit Committee and Compensation Committee and has adopted a written charter for each of them. The written charter for each committee can be found at our website, www.gigoptix.com.

We do not currently have a standing nominating committee. The entire Board of Directors participates in the consideration of director nominees upon a recommendation from a majority of the then-existing independent directors. Because the composition of the Board of Directors was established pursuant to the terms of the merger agreement between Lumera Corporation and GigOptix LLC after significant discussion and consideration, we did not believe it necessary to have a standing nominating committee to specifically consider new nominees.

Audit Committee

We have a separately designated standing Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is comprised of not less than three nor more than four directors, each of whom is independent as determined by the Board of Directors and as defined by Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has also determined that Mr. Miotto is an “audit committee financial expert” as defined in SEC rules. This designation does not impose on Mr. Miotto any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our Audit Committee or our Board of Directors. The current members of the Audit Committee are Mr. Miotto (who serves as chairman of the committee), Mr. Judson and Ms. Trapp.

The Audit Committee held 4 meetings during fiscal year 2010. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available at our website at ir.gigoptix.com—Corporate Governance.

The Audit Committee is responsible for monitoring and overseeing: (i) our accounting and financial reporting processes; (ii) the preparation and integrity of our financial statements; (iii) our compliance with financial statement and regulatory requirements; (iv) the performance of our internal finance and accounting personnel and our independent registered accounting firm and (v) the qualification and independence of our independent registered accounting firm.

The Audit Committee has the authority to retain legal, accounting or other experts that it deems necessary to carry out its duties. It also has the authority to determine the compensation of such advisors, as well as that of our independent registered accounting firm, and to determine appropriate funding needs for ordinary administrative expenses that are necessary or appropriate for carrying out its duties.

The Audit Committee Report is included in this Proxy Statement on page 22.

Compensation Committee

We have a separately designated standing Compensation Committee. The members of the Compensation Committee are Mr. Judson (who serves as chairman of the committee), Mr. Schneider and Ms. Trapp, each of whom has been determined by the Board of Directors to be independent.

The Compensation Committee held 2 meetings during fiscal year 2010. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available at our website at ir.gigoptix.com—Corporate Governance.

The Compensation Committee advises the Board of Directors and fulfills some of the responsibilities of the Board of Directors relating to: (i) the compensation of our executive officers; (ii) the disclosure of executive compensation information in our Proxy Statement and (iii) oversight of our compensation programs and policies, including our equity and benefit plans.

The Compensation Committee approves the compensation of all executive officers except for the Chief Executive Officer. The Chief Executive Officer’s compensation is reviewed by the Compensation Committee and recommended to the Board of Directors for approval. Among the actions taken by the Compensation Committee in connection with executive compensation are: (i) establishing and reviewing the performance goals of each executive officer; (ii) reviewing and approving awards under our bonus plans and (iii) reviewing and approving the compensation packages for new and terminated executive officers. Our Chief Executive Officer regularly advises and makes recommendations to the Compensation Committee regarding the compensation of the other executive officers; however, he does not participate in the voting and deliberations of his own compensation. The Compensation Committee may not delegate its authority to other persons.

The Compensation Committee has the sole authority to retain any third party to assist with the assessment of executive compensation The committee further has authority to approve such third party’s fee and terms of retention. In January 2009, the Compensation Committee engaged an independent compensation consultant, Compensia, Inc., to provide the committee with an analysis of our salaries for executive officers. Compensia developed recommendations that were presented to the Compensation Committee for its consideration, and as a result, the Compensation Committee made changes to the cash compensation as described in greater detail in the Compensation Discussion and Analysis section of this proxy statement. The Compensation Committee did not engage a compensation consultant during 2010.

Candidates for the Board of Directors

It is the policy of the Board of Directors to consider candidates recommended by stockholders for membership on the Board of Directors. Individuals recommended by stockholders will be considered on the same basis and be subject to the same qualification criteria as those recommended by our management or other members of the Board of Directors. Stockholders should submit their recommendations to the following address and should include verification of the stockholder’s status as a stockholder and relevant information about the recommended candidate, including such candidate’s name and qualifications for membership on our Board of Directors.

GigOptix, Inc.

130 Baytech Drive

San Jose, CA 95134

Attn: Investor Relations

While we do not have a formal diversity policy for board membership, the Board of Directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board of Directors’ deliberations and decisions. The Board of Directors has not established minimum qualifications of director nominees but considers a broad range of criteria to evaluate individual candidacies. Such criteria include but are not limited to: (i) industry experience; (ii) management experience; (iii) integrity and judgment; (iv) age; (v) independence; (vi) conflicts of interest and (vii) the current needs and expertise of the Board of Directors.

The Board of Directors generally considers candidates in connection with upcoming elections and specific vacancies but may evaluate additional candidates on an ongoing basis as such candidates are recommended by our stockholders, directors or management.

The directors who have been nominated for election as Class III directors at the Annual Meeting, are Dr. Avi Katz and Frank W. Schneider. Dr. Katz has been Chairman of the Board of Directors of GigOptix LLC and GigOptix Inc. since he co-founded the companies in July 2007 and through its merger with Lumera Corporation in December 2008, respectively. Dr. Katz also served as a board member, Chief Executive Officer and President of iTerra Communications LLC, the predecessor to GigOptix LLC, from April 2007 until October 2007. Mr. Schneider was appointed to the Board of Directors in 2010. Both Dr. Avi Katz and Frank W. Schneider were nominated for election at the Annual Meeting by the entire Board of Directors.

Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of the Board of Directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board of Directors regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board of Directors and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by the board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. Our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our Compensation Committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board of Directors or a committee thereof.

Communications with the Board of Directors

Any stockholder may send communications to our Board of Directors and to any individual director. Communications addressed to the Board of Directors will be forwarded to the Chairman for review and distribution to the other members of the Board of Directors. Communications addressed to an individual director will be forwarded directly to the individual director. All communications to our executive offices should be sent to the attention of the Secretary.

Information regarding our Executive Officers

The table below sets forth information regarding our non-director executive officers as of September 2, 2011:

Name	Age	Title
Curt P. Sacks	41	Senior Vice President and Chief Financial Officer
Andrea Betti-Berutto	46	Senior Vice President and Chief Technical Officer
Julie Tipton	46	Senior Vice President of Operations

Curt P. Sacks has served as our Senior Vice President and Chief Financial Officer since June 2011. He served as Endwave Corporation’s Chief Financial Officer since June 2009. Prior to that, he served as Vice President of Finance and Corporate Controller of Endwave since February 2006. He joined Endwave in 2004 as Corporate Controller, after serving in this capacity for two successive companies – first, for Com21, Inc., a manufacturer of system solutions for the broadband access market; and next with Finisar, Inc., a manufacturer of high-speed communication equipment for data and storage. Prior to 1998, Mr. Sacks worked in corporate finance at 3Com Corporation and as an auditor for Deloitte & Touche LLP. Mr. Sacks is a C.P.A. (inactive) in California with a B.A. in business-economics from the University of California, Los Angeles.

Andrea Betti-Berutto is our Senior Vice President and Chief Technical Officer and has served as our Chief Technical Officer since the inception of GigOptix LLC in July 2007. Mr. Betti-Berutto was a co-founder of GigOptix LLC’s predecessor company, iTerra Communications, LLC, where he served in a variety of capacities from 2000 until July 2007. He also co-founded GigOptix LLC in July 2008. He has more than 16 years of experience in the design of Integrated Circuits (IC) and multichip modules for microwave, millimeter-wave, and RF applications. He is the author of several publications in technical journals in the area of power amplifiers, high-speed ICs, and broadband design for lightwave applications. Mr. Betti-Berutto received his M.S. degree in electrical engineering from the University of Rome “La Sapienza”.

Julie Tipton has served as our Senior Vice President of Operations since March 2010 following her tenure as our Vice President of Marketing which began with the inception of GigOptix LLC in July 2007. Previously, Ms. Tipton held numerous management positions at NXP Semiconductors and its predecessor, Philips Semiconductors, predominantly developing and marketing IC solutions for the consumer and mobile telephony segments from September 1985 until June 2007. She was most recently General Manager for Mobile Wireless LAN product line responsible for P&L. Her other positions at the company included Director of Operations for Business Line Connectivity, General Manager of Networking ASICs product line, Vice President and General Manager of Digital Video Interactive product line, Business Development Manager for Consumer ICs North America, and International Product Marketing Manager for Teletext ICs. Ms. Tipton received her BS degree in physics with electronics from the University of Kent at Canterbury and a Diploma in Marketing from Chartered Institute of Marketing, both in England.

Arrangements with Executive Officers

Pursuant to the terms of the merger agreement between GigOptix LLC and Lumera Corporation, Dr. Avi Katz was appointed as our Chief Executive Officer and Andrea Betti-Berutto was appointed our Chief Technical Officer immediately following the effectiveness of the merger. Pursuant to the terms of the merger agreement between GigOptix, Inc. and Endwave Corporation, Curt P. Sacks was appointed as our Senior Vice President and Chief Financial Officer immediately following the effectiveness of the merger.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The table below sets forth the compensation earned by our Chief Executive Officer and our two other most highly compensated executive officers for the fiscal years ended December 31, 2010 and 2009 whose compensation exceeded $100,000. These individuals are collectively referred to as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation	Total
	(b)	(c)	(d)	(f)	(i)	(j)
Dr. Avi Katz	2010	$300,000	$42,000	$1,065,382	$883	$1,408,265
Chairman of the Board of Directors, Chief Executive Officer and President	2009	$326,190	$115,000	$328,064	$912	$770,166

Andrea Betti-Berutto	2010	$187,000	$—	$382,546	$299	$569,845
Senior Vice President and Chief Technology Officer	2009	$203,076	$25,000	$103,682	$312	$332,070

Ron Shelton (2)	2010	$205,700	$—	$233,582	$269	$439,551
Senior Vice President and Chief Financial Officer	2009	$15,032	$—	$	$23	$15,055

(1)	The amounts in column (f) represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9-Stockholders’ Equity, to our audited financial statements for the fiscal year ended December 31, 2010 included in our Form 10-K.
(2)	Ron Shelton, our former Chief Financial Officer, resigned from the Company as of February 1, 2011.

Narrative Disclosure to Summary Compensation Table

The Summary Compensation Table sets forth the aggregate compensation earned by each of our named executive officers in 2010 and 2009.

The components of executive compensation consist of salary, annual cash bonuses and equity grants. Annual cash bonuses are awarded in the discretion of the Compensation Committee of the Board of Directors after a review and evaluation of each executive officer’s performance during the year. Equity grants generally consist of stock options, but in the past warrants have also been issued, and are intended to serve as long-term compensation. The Compensation Committee may also authorize special compensation awards in the form of cash or equity grants to recognize extraordinary efforts or results.

Equity awards are generally granted pursuant to the GigOptix, Inc. 2008 Equity Incentive Plan. Equity grants to our executive officers generally vest as to 25% of the underlying award on the one-year anniversary of the grant date and monthly thereafter for a period of three years. However, certain equity awards to our executive officers vest in accordance with certain performance goals being achieved, as discussed in more detail below in the vesting schedules for such equity awards. In the case of stock options and warrants, the exercise price is set at 100% of the fair market value of the underlying common stock on the date of grant.

We have entered into a standard employment agreement with each of our executive officers, which governs the standard terms of employment as well as provides for certain payments upon termination of employment. We have entered into an employment agreement with Dr. Avi Katz, our Chief Executive Officer, for the same purpose but with different terms. Both Dr. Katz’s employment agreement and the standard employment agreement are discussed in more detail below under the caption “Employment Arrangements with Named Executive Officers.”

Outstanding Equity Awards at Fiscal Year-End (as of December 31, 2010)

	Option Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dr. Avi Katz	8/1/07	27,500	—	$0.73	8/1/17
Chairman of the Board of Directors, Chief Executive Officer and President	8/1/07	6,875	—	$0.73	8/1/17
	8/1/07	10,312	—	$0.73	8/1/17
	8/1/07	137,500	—	$0.73	8/1/17
	11/6/08	37,048	—	$6.08	7/16/13
	12/17/08	290,669	290,669	$1.10	12/17/18
	3/19/09	34,022	43,742	$0.95	3/19/19
	11/9/09	25,235	67,941	$3.50	11/9/19
	11/9/09	9,973	26,851	$3.50	11/9/19
	3/17/10	—	12,695	$1.95	3/17/20
	3/17/10	—	190,305	$1.95	3/17/20
	3/17/10	—	121,100	$1.95	3/17/20
	3/17/10	—	122,100	$1.95	3/17/20
	3/17/10	—	56,800	$1.95	3/17/20
	10/27/10	—	348,344	$2.40	10/27/20

Andrea Betti-Berutto	8/1/07	44,412	—	$0.73	8/1/17
Senior Vice President and Chief Technology Officer	8/1/07	68,200	—	$0.73	8/1/17
	11/6/08	22,900	—	$6.08	7/16/13
	12/17/08	119,457	119,456	$1.10	12/17/18
	3/19/09	15,761	20,264	$0.95	3/19/19
	11/9/09	10,295	27,716	$3.50	11/9/19
	3/17/10	—	61,500	$1.95	3/17/20
	3/17/10	—	40,000	$1.95	3/17/20
	3/17/10	—	43,000	$1.95	3/17/20
	3/17/10	—	17,500	$1.95	3/17/20
	10/27/10	—	139,554	$2.40	10/27/20

Ron Shelton	3/17/10	—	100,000	$1.95	5/5/11
Senior Vice President and Chief Financial Officer (1)	3/17/10	—	20,000	$1.95	5/5/11
	3/17/10	—	20,000	$1.95	5/5/11
	3/17/10	—	17,000	$1.95	5/5/11
	10/27/10	—	36,744	$2.40	5/5/11

(1)	Ron Shelton, our former Chief Financial Officer, resigned from the Company as of February 1, 2011.

Grant Date	Vesting Schedule for Dr. Katz
10/27/10	The vesting of 116,115 shares of the grant of 348,344 stock options is subject to our meeting certain financial goals for the first two quarters of 2011, and if these goals are met, then 29,029 shares of the underlying award will vest on July 27, 2011, and an additional 87,086 shares will vest on a monthly basis thereafter over a 39 month period, and if these goals are not met, 116,115 shares of the underlying award will be cancelled; in addition and irrespective of our meeting these certain financial goals, 58,057 shares of the underlying award will vest on October 27, 2011, and the remaining 174,172 shares of the stock options will vest on a monthly basis thereafter over a 36 month period.

Grant Date	Vesting Schedule for Dr. Katz
3/17/10	The grant of 203,000 stock options vests as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the remaining options every month thereafter for three years. An additional 121,100 options will vest on April 1, 2011 if the average closing price of the Company’s common stock during March 2011 is equal to or greater than $2.50; if not, then these options will be cancelled; an additional 122,100 options will vest on April 1, 2012 if the average closing price of the Company’s common stock during March 2012 is equal to or greater than $3.50; if not, then these options will be cancelled; and an additional 56,800 options will vest on April 1, 2013 if the average closing price of the Company’s common stock during March 2013 is equal to or greater than $5.00; if not, then these options will be cancelled.

11/9/2009	The grant of 93,176 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years. The grant of 36,824 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/19/2009	The grant of 77,764 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/17/2008	Grant of 581,338 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

11/6/2008	Warrant to purchase 37,048 shares was fully vested as of the grant date.

8/1/2007	The grant of 137,500 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years, and then 50% of the unvested options were fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation and the other 50% will be vested on 12/31/2009. The grant of 10,313 stock options, which was to vest upon the schedule closing of a financing event, fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation. The grants of 27,500 stock options and 6,875 stock options were fully vested on the grant date.

Grant Date	Vesting Schedule for Mr. Betti-Berutto
10/27/10	The vesting of 46,518 shares of the grant of 139,554 stock options is subject to our meeting certain financial goals for the first two quarters of 2011, and if these goals are met, then 11,630 shares of the underlying award will vest on July 27, 2011, and an additional 34,888 shares will vest on a monthly basis thereafter over a 39 month period, and if these goals are not met, 46,518 shares of the underlying award will be cancelled; in addition and irrespective of our meeting these certain financial goals, 23,259 shares of the underlying award will vest on October 27, 2011, and the remaining 69,777 shares of the stock options will vest on a monthly basis thereafter over a 36 month period.

3/17/10	The grant of 61,500 stock options vests as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the remaining options every month thereafter for three years. An additional 40,000 options will vest on April 1, 2011 if the average closing price of the Company’s common stock during March 2011 is equal to or greater than $2.50; if not, then these options will be cancelled; an additional 43,000 options will vest on April 1, 2012 if the average closing price of the Company’s common stock during March 2012 is equal to or greater than $3.50; if not, then these options will be cancelled; and an additional 17,500 options will vest on April 1, 2013 if the average closing price of the Company’s common stock during March 2013 is equal to or greater than $5.00; if not, then these options will be cancelled.

11/9/2009	The grant of 38,011 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

Grant Date	Vesting Schedule for Mr. Betti-Berutto
3/19/2009	The grant of 36,025 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/16/2008	The grant of 238,913 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

11/6/2008	Warrant to purchase 22,900 shares was fully vested as of the grant date.

8/1/2007	The grant of 68,200 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years, and then 50% of the unvested option were fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation and the other 50% will be vested on 12/31/2009. The grant of 44,412 stock options was fully vested on the grant date.

Grant Date	Vesting Schedule for Mr. Shelton
10/27/10	The vesting of 12,248 shares of the grant of 36,744 stock options is subject to our meeting certain financial goals for the first two quarters of 2011, and if these goals are met, then 3,062 shares of the underlying award will vest on July 27, 2011, and an additional 9,186 shares will vest on a monthly basis thereafter over a 39 month period, and if these goals are not met, 116,115 shares of the underlying award will be cancelled; in addition and irrespective of our meeting these certain financial goals, 6,124 shares of the underlying award will vest on October 27, 2011, and the remaining 18,372 shares of the stock options will vest on a monthly basis thereafter over a 36 month period.

3/17/10	The grant of 100,000 stock options vests as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the remaining options every month thereafter for three years. An additional 20,000 options will vest on April 1, 2011 if the average closing price of the Company’s common stock during March 2011 is equal to or greater than $2.50; if not, then these options will be cancelled; an additional 20,000 options will vest on April 1, 2012 if the average closing price of the Company’s common stock during March 2012 is equal to or greater than $3.50; if not, then these options will be cancelled; and an additional 17,000 options will vest on April 1, 2013 if the average closing price of the Company’s common stock during March 2013 is equal to or greater than $5.00; if not, then these options will be cancelled.

Employment Arrangements with Named Executive Officers

We do not have deferred compensation plans, pension plans or other similar arrangements or plans for our executive officers, except a tax-qualified 401(k) Plan, which is available generally to all of our employees.

On February 3, 2011, we entered into a new employment agreement with Dr. Katz, our Chief Executive Officer. The term of the agreement is through December 31, 2014, and it establishes his annual salary, bonuses and eligibility for health benefits, among other provisions. The agreement also provides for severance payments under certain circumstances. In the event that he terminates his employment by reason of death or disability, Dr. Katz (or his estate) is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary and continued health benefits (or the cash value in the case of death). If Dr. Katz is terminated without cause (as defined in the agreement) or terminates his employment for good reason (as defined in the agreement), he is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary, a lump sum equal to 18 months of his salary, vesting of 75% of his outstanding unvested equity awards and continued health benefits. In the event of termination in connection with a change in control (as defined in the agreement), Dr. Katz is be entitled to his annual bonus (pro rata based on amount of time employed), three years of his annual salary and bonus, vesting of all of his outstanding unvested equity awards and continued health benefits.

On June 17, 2011, we entered into an employment agreement with Curt Sacks, our Senior Vice President and Chief Financial Officer. According to the terms of the agreement, if the executive officer’s employment terminates because of death or disability, he (or his estate) is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary and continued health benefits (or the cash value in the case of death). In the event of termination by us for reasons other than cause (as defined in the agreement) or termination by the executive officer for good reason (as defined in the agreement), the executive officer is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary, vesting of 100% of the executive officer’s outstanding unvested equity awards and continued health benefits. The employment agreement has no special provisions for terminations in connection with a change in control.

We have entered into a standard employment agreement with all of our other executive officers. The standard employment agreement sets forth certain provisions regarding annual salary, bonuses and eligibility for health benefits among other provision. According to the terms of the agreement, if the executive officer’s employment terminates because of death or disability, he (or his estate) is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary and continued health benefits (or the cash value in the case of death). In the event of termination by us for reasons other than cause (as defined in the agreement) or termination by the executive officer for good reason (as defined in the agreement), the executive officer is entitled to his annual bonus (pro rata based on amount of time employed), six months of continued salary, vesting of 25% of the executive officer’s outstanding unvested equity awards and continued health benefits. The standard employment agreement has no special provisions for terminations in connection with a change in control.

The GigOptix, Inc. 2008 Equity Incentive Plan contains certain provisions for change in control transactions. In the event of a Covered Transaction (as defined in the plan), the outstanding awards must either be assumed or substituted by the successor company or will be fully accelerated prior to the closing of the Covered Transaction.

Director Compensation

The following table sets forth the compensation earned for services performed for us as a director by each member of our Board of Directors, other than any directors who are also our named executive officers, during the fiscal year ended December 31, 2010.

2010 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
C. James Judson	—	$64,683	$64,683
Kimberly D.C. Trapp	—	$59,086	$59,086
Neil J. Miotto	—	$64,683	$64,683
Frank Schneider		$117,036	$117,036
Dr. Joseph J. Vallner (2)	—	$22,387	$22,387

(1)	The amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9-Stockholders’ Equity , to our audited financial statements for the fiscal year ended December 31, 2010 included in the Annual Report on Form 10-K.
(2)	Dr. Joseph J. Vallner resigned as a member of our Board of Directors effective June 7, 2010.

As of December 31, 2010, each director held option awards as follows:

Name	Aggregate Number of Shares Underlying Stock Options (#)
C. James Judson	113,125
Kimberly D.C. Trapp	97,001
Neil J. Miotto	106,000
Frank Schneider	65,000

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report which follows does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings, except to the extent to which we specifically incorporate any such information in any such future filings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has provided the following report:

The Audit Committee assists the Board of Directors in its monitoring and oversight of the accounting and financial reporting processes of the Company and the audits, preparation and integrity of the Company’s financial statements, the Company’s compliance with financial statement and regulatory requirements, the performance of the Company’s internal finance and accounting personnel and independent auditors, and the qualifications and independence of the Company’s independent auditors. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors; establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and otherwise discharges Audit Committee functions imposed by regulatory requirements. The Audit Committee specifically approves all audit and non-audit services performed by the independent auditor.

During 2010, the Audit Committee was composed of three members, each of whom is independent as determined by the Board of Directors and as defined by Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee also includes at least one independent director who is determined by the Board of Directors to have the qualifications of an “audit committee financial expert” in accordance with SEC rules. During 2010, the Board of Directors determined that Mr. Miotto was an audit committee financial expert.

The Audit Committee held 4 meetings during fiscal 2010.

Management is responsible for the preparation, integrity, objectivity and public reporting of the Company’s consolidated financial statements. It also has responsibility for maintaining accounting and financial reporting principles and internal controls and procedures designed to reasonably assure compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP for fiscal year 2009 was, and Grant Thornton LLP, our independent auditor for fiscal year 2010 and thereafter is, responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the fairness and conformity of those financial statements to generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee those processes.

As required by the Audit Committee Charter, with regard to the audited consolidated financial statements of the Company for the year ended December 31, 2010, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting with management;

•	Discussed with Grant Thornton LLP the results of its audit, including the matters required to be discussed by Statement on Auditing Standards No. 114;

•	Received the written disclosures and the letter from Grant Thornton LLP regarding auditor independence required by PCAOB Rule 3526; and

•	Discussed with Grant Thornton LLP the accounting firm’s independence from the Company.

Based on its review and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Neil J. Miotto, Chairman

C. James Judson

Kimberly D.C. Trapp

Members, Audit Committee

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, we believe that each of our directors, executive officers and beneficial owners of greater than 10% of our common stock complied during fiscal year 2010 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, except for:

•	One Form 4 filed late in connection with the grant of stock options on March 17, 2010 to Joseph J. Vallner; and

•	One Form 4 filed late in connection with the acquisition of common stock on July 30, 2010 by Dr. Avi Katz.

Code of Ethics

We have adopted a Code of Business Ethics and Conduct that applies to our directors, executive officers and employees. We will disclose any future amendments to, or waivers from, the Code of Business Ethics and Conduct on our website http://www.gigoptix.com within four business days following the date of the amendment or waiver. We will provide to any person, without charge, a copy of Code of Business Ethics and Conduct upon written request to:

GigOptix, Inc.

130 Baytech Drive

San Jose, California 95134

Attn: Investor Relations

Equity Compensation Plan Information

The following table reflects information for our equity compensation plans as of December 31, 2010.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,024,201	$2.61	3,628,992
Equity compensation plans not approved by security holders	79,800	$6.08	—

Total	6,104,001	$2.66	3,628,992

The terms of our 2008 Equity Incentive Plan provide for an annual increase in the number of shares of our common stock authorized under the plan, effective as of the first day of each subsequent fiscal, pursuant to the terms and conditions as described in the plan. On January 1, 2010, the number of additional shares available for issuance under our 2008 Equity Incentive Plan was automatically increased by 464,505 shares. In addition, the stockholders also approved an increase of 3,000,000 additional shares reserved for issuance that became effective on January 20, 2010, and an increase of 3,000,000 additional shares reserved for issuance that became effective on November 24, 2010.

Related Person Transactions

As a result of the acquisition of ChipX on November 9, 2009, National Instruments Corporation, a former stockholder of ChipX, currently holds shares of GigOptix common stock. We generated revenue of $1.6 million and $231,000 from sales to National Instruments Corporation during the years ended December 31, 2010 and 2009, respectively.

Independent Public Accountants

The following table sets forth the aggregate fees billed by our principal accountant for auditing and other services provide to GigOptix for the fiscal years 2010 and 2009.

	Grant Thornton, LLP	PricewaterhouseCoopers LLP
	2010	2010	2009
Audit Fees (1)	$499,900	$365,500	$846,000
Audit-Related Fees (2)	$—	$—	$100,000
Tax Fees (3)	$—	$—	$25,000
All Other Fees	$—	$—	$—

(1)	Audit fees include fees for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in our Forms 10-Q and other services normally provided by accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Included within the audit fees amount for 2009 is $340,000 related to professional services rendered by PwC in connection with our acquisition of ChipX and associated regulatory filings.
(2)	Audit related fees are related to due diligence services rendered by PwC in connection with our acquisition of ChipX.
(3)	Fees for tax services relate to tax return preparation and other compliance services.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the Securities and Exchange Commission, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit services and all permitted non-audit services by the independent registered public accounting firm. The Audit Committee evaluates whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee’s policies prohibit the Company from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, or internal audit outsourcing services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures. The Audit Committee’s policies prohibit the Company from engaging the independent registered public accounting firm to provide any services relating to any management function, expert services not related to the audit, legal services, broker-dealer, investment adviser, or investment banking services or human resource consulting. The Audit Committee approved in advance all fees for services provided by our independent registered public accounting firms, Grant Thornton, for the year ended December 31, 2010 and PwC for the year ended December 31, 2009 and has concluded that the provision of these services is compatible with the accountants’ independence.

Stockholder Proposals

Any stockholder may submit a proposal for inclusion in our proxy statement in accordance with Rule 14a-8 of the Exchange Act. The deadline for inclusion of a proposal in our proxy statement for the 2012 annual meeting of stockholders is September 15, 2012. If the date of the 2012 annual meeting is changed by more than 30 days prior to or delayed by more than 30 days after the one year anniversary of the Annual Meeting (November 15, 2011), then the deadline for inclusion of a proposal in the proxy statement will be a reasonable time before we begin to print and send our proxy materials.

Stockholders may also submit proposals for consideration at the annual meeting of stockholders regardless of whether they are to be included in our proxy statement. To be properly brought before the annual meeting, a stockholder must provide written notice to the Secretary not fewer than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year’s annual meeting; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice must be delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the date on which the notice of the annual meeting was mailed or other such public disclosure was made. Stockholder proposals for the 2012 annual meeting of stockholders must be submitted no earlier than August 17, 2012 and no later than September 15, 2012. These requirements are separate from, and in addition to, the requirements that must be met to have a stockholder proposal included in the proxy statement.

Pursuant to our bylaws, a stockholder may nominate a candidate for election to the Board of Directors at an annual meeting of stockholders by providing written notice to the Secretary not fewer than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year’s annual meeting. Any such notice must set forth the information required by our bylaws, including certain information about the stockholder making the nomination and certain information about the person nominated for election. Stockholder nominations for election at the 2012 annual meeting of stockholders must be submitted no earlier than August 17, 2012 and no later than September 15, 2012.

Annual Report on Form 10-K

We will provide without charge a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, to any stockholder upon written request to GigOptix, Inc., 130 Baytech Drive, San Jose, CA 95134, Attn: Parker Martineau, Corporate Communications Manager. The copy of the Annual Report on Form 10-K is accompanied by a list and brief descriptions of the exhibits not provided, and we will provide the exhibits upon request for a reasonable fee.

PROPOSALS AT THE ANNUAL MEETING

PROPOSAL 1—Election of Directors

The Board of Directors is divided into three classes, each of which features a term that expires at a different annual meeting of stockholders. There are currently seven directors. The Class III directors are up for election at the Annual Meeting and will serve for a term expiring at the 2014 annual meeting of stockholders.

The Board of Directors has nominated Dr. Avi Katz and Frank W. Schneider to serve as Class III directors. In the event that the nominee is unable or unwilling to accept nomination or election as a director, the proxies authorizing management to vote for such nominee will be voted for such other person as the Board of Directors determines. Stockholders are not entitled to cumulate their votes for nominees for election to the Board of Directors. The nominee receiving the greatest number of “FOR” votes shall be elected.

The Board of Directors recommends that you vote “FOR” the election of Dr. Avi Katz and Frank W. Schneider as Class III directors.

PROPOSAL 2—Amendment to the 2008 Equity Incentive Plan

As of September 2, 2011, a total of 9,833,679 shares have been authorized for issuance under the Plan. As of September 2, 2011, a total of 8,749,324 shares of our common stock were subject to awards currently outstanding under either the Plan, the GigOptix LLC Equity Incentive Plan and the plans it has assumed through various acquisitions, including the Lumera 2000 Equity Incentive Plan or the Lumera 2004 Stock Option Plan, and 1,500,668 shares of our common stock were available for future issuance under the Plan (no shares of our common stock remain available from the other three plans). The Board of Directors is seeking approval for an increase of 3,000,000 shares of common stock available for issuance under the Plan. If this proposal is approved by our stockholders, a total of approximately 4,500,668 shares of our common stock will be available for issuance on the date of such approval.

Our board believes that the approval of the amendment to the Plan to increase the shares reserved under the Plan by 3,000,000 shares, is essential to our continued success. We believe that our employees are our most valuable assets and that the awards permitted under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our Company goals.

Purpose and Effect of the Amendment

The amendment to the Plan increases the maximum number of shares of common stock reserved for issuance under the Plan from 9,833,679 shares to 12,833,679 shares.

As of September 2, 2011, only 1,500,668 shares remained available for the future grant of equity awards under the Plan, a number that our Board of Directors believes to be insufficient to meet our anticipated needs. Therefore, our Board of Directors unanimously adopted an amendment to increase the maximum number of shares of our common stock issuable under the Plan by 3,000,000 shares so that a total of approximately 4,500,668 shares will be available for issuance on the date of such approval (out of a total of 12,833,679 shares authorized for issuance under the Plan) to ensure that we will continue to have available a reasonable number of shares for our equity incentive program.

Summary of the Plan

The essential features of the Plan are outlined below. This summary is qualified in its entirety by the specific language of the Plan, a copy of which is attached as Annex E to the Company’s Registration Statement on Form S-4, filed with the SEC on September 8, 2008.

General. The purpose of the Plan is to advance the interests of the Company by providing for the grant to eligible participants of stock-based and other incentive Awards. Under the Plan, we may grant equity-based incentive awards to our employees, directors, consultants and advisors. We may grant incentive stock options (within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”)) to employees, and nonstatutory stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, including restricted stock units, performance awards, cash awards and other stock based awards to our employees, directors, consultants and advisors. For purposes of this summary, the term “equity award” refers to awards of options, stock appreciation rights, restricted stock, unrestricted stock, stock units and other awards that are convertible into or otherwise based on the Company’s common stock.

Administration

The Compensation Committee of the Company’s Board of Directors has the power and authority to administer the Plan. In accordance with the terms of the Plan, the Company’s Compensation Committee may delegate this power and authority to one or more of its members, and, under certain circumstances, may delegate the power to grant rights or options or to allocate other awards to one or more officers of the Company. The Company’s Compensation Committee has discretionary authority to interpret the Plan; determine eligibility for and grant awards under the Plan; prescribe forms, rules and procedures with regards to such awards; and otherwise do all things necessary to carry out the purposes of the Plan.

Eligibility

The Plan administrator will select Plan participants from key employees, directors, consultants and advisors of the Company or its affiliates who, in the opinion of the administrator, are in a position to make a significant contribution to the success of the Company and its affiliates. Only employees of the Company or its subsidiaries are eligible to receive incentive stock options. As of September 2, 2011, approximately 95 of our employees, directors and consultants would be eligible to participate in the Plan.

Awards

Awards under the Plan may be made in the form of:

•

stock options, which entitle the recipient to acquire shares of Company common stock upon payment of a specified exercise price, which may be comprised of either incentive stock options, or ISOs, or non-statutory stock options;

•

stock appreciation rights (“SARs”), which entitle the holder upon exercise to receive cash or Company common stock, as the administrator determines, equal to a function (determined by the administrator) of the amount by which the Company common stock has appreciated in value since the date of the award;

•	restricted stock, representing an award of Company common stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are satisfied;

•	unrestricted Company common stock;

•

stock units, consisting of unfunded and unsecured promises, denominated in shares of Company common stock, to deliver Company common stock or cash to the recipient measured by the value of Company common stock at a point in the future, including restricted stock units, payment on which is subject to satisfaction of specified performance or other vesting conditions;

•	performance awards;

•	cash awards; and

•	other awards that are convertible into or otherwise based on the Company’s common stock.

Any of the foregoing awards may be made subject to attainment of performance criteria over a period of one or more years.

Amendment and Termination

The Plan administrator may at any time amend the Plan or any outstanding award and may at any time terminate the Plan as to future grants of awards, provided that the Plan administrator may not, without the affected award recipient’s consent, alter the terms of an award so as to adversely affect a participant’s rights under the award, unless the Plan administrator expressly reserved the right to do so at the time of the award. Amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law. The Plan will terminate in June 2018 unless the Plan administrator terminates it earlier.

Shares Subject to the Plan

The maximum aggregate number of shares that may be awarded and sold under the Plan as of September 2, 2011, is (A) 9,833,679 shares, which includes increases pursuant to clause (B) below made on the first day of the Company’s 2009, 2010 and 2011 fiscal years plus (B) annual increases effective as of the first day of the Company’s fiscal year beginning in 2012 and the first day of each subsequent fiscal year prior to the termination of the Plan in an amount equal to the lesser of (i) 5% of the number of shares of Company common stock outstanding as of the Company’s immediately preceding fiscal year or (ii) such lesser amount, if any, as the Company’s Board of Directors may determine. In addition, if this proposal is approved by our stockholders, an additional 3,000,000 shares will be available for issuance under the Plan. The number of shares of Company common stock delivered in satisfaction of awards shall, for purposes of the immediately preceding sentence, be determined net of shares of Company common stock withheld by the Company, or tendered to the Company, in payment of the exercise price of the award or in satisfaction of tax withholding requirements with respect to the award. Subject to such overall maximum, up to 21,000,000 shares of Company common stock may be issued upon the exercise of ISOs and up to 21,000,000 shares of Company common stock may be issued with respect to stock options that are not ISOs. These limits shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange and NASDAQ requirements), Company common stock issued under awards that convert, replace or adjust awards of an acquired company will not reduce the number of shares available for awards under the Plan.

Shares issued under the Plan may be authorized but unissued shares or treasury shares. No fractional shares of Company common stock will be delivered under the Plan.

The maximum number of shares of Company common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of Company common stock subject to SARs granted to any person in any calendar year will each be 2,500,000. The maximum number of shares subject to other awards granted to any person in any calendar year will be 1,000,000 shares. The maximum amount payable to any person in any year under cash awards will be $5,000,000. These limits will be construed in a manner consistent with Section 162(m) of the Code.

Terms and Conditions of Awards

All Awards

Generally, the Plan administrator will determine the terms of all awards under the Plan, including the vesting and acceleration of vesting of awards, provisions for the withholding of taxes, and payment of amounts in lieu of cash dividends or other cash distributions with respect to Company common stock subject to awards. Upon the cessation of a participant’s employment with the Company, an award requiring exercise will cease to be exercisable and will terminate and all other unvested awards will be forfeited, except that:

•

All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s cessation of employment will remain exercisable for the lesser of (i) three months or (ii) the period ending on the latest date such stock option or SAR could have been exercised;

•

All stock options and SARs held by the participant which were exercisable immediately prior to the participant’s death will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the participant’s death or (ii) the period ending on the latest date on which such stock option or SAR could have been exercised; and

•

All stock options and SARs held by a participant immediately prior to the cessation of the participant’s employment will immediately terminate upon such cessation if the plan administrator determines that such cessation has resulted for reasons which cast discredit on the participant so as to justify immediate termination of the award.

The exercise price (or base value from which appreciation is to be measured) of each award requiring exercise will be 100% (or in the case of certain ISOs, 110%) of the fair market value of Company common stock subject to such award, as determined on the date of the grant, or such higher amount as the plan administrator may determine. No awards, once granted, may be repriced other than in accordance with applicable stock exchange stockholder approval requirements. Fair market value will be determined by the plan administrator consistent with the applicable requirements of Section 422 and Section 409A of the Code.

Awards requiring exercise will have a maximum term not to exceed ten years from the date of grant. Certain ISO awards will have a minimum term not to exceed five years from the date of grant.

Effect of Certain Transactions

Effect of Covered Transactions

Except as otherwise provided in an award agreement, in the event of a “covered transaction,” as defined in the Plan, the Plan administrator may provide for the assumption of some or all outstanding awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor, in each case on such terms and conditions as the Plan administrator determines. In the event of a covered transaction in which there is no such assumption or substitution, except as otherwise provided in an award agreement, each stock option, SAR and other award requiring exercise will become fully exercisable, and the delivery of shares of Company common stock issuable under each outstanding award of restricted stock units will be accelerated and such shares will be issued, prior to the covered transaction on a basis that gives the holder of the award a reasonable opportunity following exercise of the award or issuance of the shares to participate as a stockholder in the covered transaction. In the case of restricted stock, the plan administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Company common stock in connection with the covered transaction be placed in escrow or otherwise made subject to such restrictions as the plan administrator deems appropriate to carry out the intent of the Plan.

The Plan defines “covered transactions” to include any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a covered transaction involves a tender offer that is reasonably expected to be followed by a merger, the covered transaction will be deemed to have occurred upon consummation of the tender offer.

Changes in and Distributions with Respect to Company Common Stock

In the event of a stock dividend, stock split, combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the plan administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan, to the maximum number of shares that may be issued upon the exercise of ISOs, to the maximum number of shares that may be issued with respect to stock options that are not ISOs, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards and any other provision of awards affected by such change.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Federal Income Tax Consequences of Incentive Stock Options

An option holder will not realize taxable income upon the grant of an ISO under the Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an ISO. However, an option holder’s alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an ISO and is subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares is qualifying if it is made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

Federal Income Tax Consequences of Non-Qualified Stock Options

An option holder will not realize taxable income upon the grant of a non-qualified stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and Section 162(m) of the Code.

Federal Income Tax Consequences of Stock Appreciation Rights

The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of an SAR, the participant will recognize ordinary income, and the Company will have a corresponding deduction in an amount equal to the cash or the fair market value of the common stock received by the participant. The Company would be entitled to a deduction equal to the amount of any compensation income taxable to the participant, subject to Section 162(m) of the Code.

Federal Income Tax Consequences of Restricted Stock and Restricted Stock Units

A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the common stock is subject to restrictions (that is, such restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year the grantee is taxed on the income, subject to Section 162(m) of the Code.

A distribution of common stock in payment of a restricted stock unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received. The Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Code.

Federal Income Tax Consequences of Dividend Equivalent Rights

Participants who receive dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Federal Income Tax Consequences of Performance Shares and Performance Units

A distribution of common stock in payment of a performance share award or a payment of cash in satisfaction of a performance unit award will be taxable as ordinary income when actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or the amount of the cash payment. The Company is entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient, subject to Section 162(m) of the Code.

Federal Income Tax Consequences of Unrestricted Shares

A holder of unrestricted shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of such compensation, subject to Section 162(m) of the Code.

Upon the holder’s disposition of unrestricted shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding

Payment of the taxes imposed on awards made under the Plan may be made by withholding from payments otherwise due and owing to the holder.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT, EXERCISE AND/OR VESTING OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Awards to be Granted to Certain Individuals and Groups

The number of awards (if any) that an employee, director or consultant may receive under the Plan is in the discretion of the Plan administrator and therefore cannot be determined in advance. Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the Plan. To date, only stock options and restricted stock units have been granted under the Plan. The following table sets forth (a) the aggregate number of shares of our common stock subject to options granted under the Plan during the last fiscal year, and (b) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted in 2010	Average Per Share Exercise Price
All executive officers, as a group	1,346,642	$2.13
All directors who are not executive officers, as a group	285,000	$2.41
All employees who are not executive officers, as a group	2,034,520	$2.04

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2008 Equity Incentive Plan, as amended and restated.

The Board of Directors recommends that stockholders vote “FOR” approval of the proposal to amend and restate the 2008 Equity Incentive Plan.

PROPOSAL 3—REVERSE STOCK SPLIT

The Board of Directors recommends the approval and ratification of an amendment to our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split of our outstanding common stock in the range of one-for-three to one-for-five without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders.

The Company is presently considering listing its common stock on the NASDAQ Capital Market or the NYSE Amex. In order to meet the NASDAQ Capital Market listing requirements, the Company’s common stock price must equal or exceed $4.00 per share. In order to meet the NYSE Amex listing requirements, the Company’s common stock price must equal or exceed $3.00 per share, or have a public float in excess of $50 million and have a common stock price that equals or exceeds $2.00 per share. As a result, the Board of Directors has determined that it may be in the best interest of the Company to effect a reverse stock split in the near future in an effort to increase the price of the Company’s common stock to support its listing applications. As such, you are being asked to approve and ratify an amendment of the certificate of incorporation authorizing a reverse stock split in the range of one-for-three to one-for-five and granting the Board of Directors the discretion to effect the reverse stock split within this range at any time and at such ratio that it determines appropriate. Further discussion of the reasons for, and possible consequences of, the reverse stock split can be found below in the subsections titled “Reasons for the Reverse Stock Split” and “Possible Effects of the Reverse Stock Split.”

If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect, at any time it believes to be most advantageous to the Company and its stockholders, but on or before April 30, 2012, a reverse stock split in the range of one-for-three to one-for-five. A reverse stock split would be effected by the filing of an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The Board of Directors will have the ability to decline to file the amended and restated certificate of incorporation without further stockholder action if it subsequently determines that a reverse stock split is no longer in the best interest of the Company.

If the reverse stock split is effected, the number of shares of common stock owned by each stockholder will be reduced by the same proportion as the reduction in the total number of shares of common stock outstanding, so that the percentage of the outstanding common stock owned by each stockholder after the reverse stock split will remain approximately the same as the percentage owned before the reverse stock split. The proportions may not be exactly the same due to the treatment of fractional shares that may result from the reverse stock split. The proposed reverse stock split will reduce the number of shares of outstanding common stock only; the number of shares of authorized common stock will remain the same. Depending on the reverse stock split ratio, if any, selected by the Board, the Company’s authorized capital stock will be affected as follows:

	Outstanding Common Stock	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock
Current as of September 2, 2011	21,511,464	50,000,000	1,000,000	51,000,000
One-for-Three	7,170,488	50,000,000	1,000,000	51,000,000
One-for-Four	5,377,866	50,000,000	1,000,000	51,000,000
One-for-Five	4,302,292	50,000,000	1,000,000	51,000,000

The reverse stock split will not affect the par value of the common stock, nor will it affect any stockholder’s proportionate voting power.

The Company has granted options to purchase the Company’s common stock to its employees as authorized by the Plan, the GigOptix LLC Equity Incentive Plan and the plans it has assumed through various acquisitions, including the Lumera 2000 Equity Incentive Plan and the Lumera 2004 Stock Option Plan. The terms of the plans provide for appropriate adjustment in the number and class of shares reserved for granting of awards and in the number, class and prices of shares covered by the awards granted pursuant to the plans but not yet exercised. If the reverse stock split is implemented, the Board of Directors or the applicable plan administrator will take the above-mentioned appropriate action(s).

As the Company’s common stock is registered under the 1934 Act, the Company is subject to the reporting and other requirements of the 1934 Act. The reverse split, if implemented, will not affect the registration of the Company’s common stock under the 1934 Act or our reporting or other requirements thereunder. Our common stock is currently quoted on the OTCQX under the symbol “GGOX.” However, following the reverse stock split and contingent upon acceptance for listing by the NASDAQ, the Company plans to list its common stock on the NASDAQ Capital Market and cease quotation on the OTCQX. While the primary reason for the proposed reverse stock split is to meet the listing requirements of, and obtain listing on, the NASDAQ Capital Market, there can be no assurance that the Company’s common stock will be accepted for listing on the NASDAQ Capital Market. Further, as the reverse stock split is a prerequisite for acceptance for such listing, the reverse stock split will not occur simultaneously with a listing on the NASDAQ Capital Market and may, if effected by the Board of Directors, occur whether or not the Company’s common stock is accepted for listing on the NASDAQ Capital Market. Finally, should the Company or its common stock not meet the more rigorous requirements for listing on the NASDAQ Capital Market, or should the Board of Directors determine that it is in the best interest of the Company, the Company will seek to list its common stock on the NYSE Amex market.

Reasons for the Reverse Stock Split

Obtaining a listing of the shares of the Company’s common stock on the NASDAQ Capital Market or NYSE Amex is the primary reason for the reverse stock split. Based upon the current market price of our common stock, the Company would not satisfy the per share minimum bid price requirement necessary for either such listing. Consequently, the Board of Directors intends to amend the certificate of incorporation to authorize a reverse stock split and to subsequently effect such a reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading market for the common stock. A reverse stock split would result in a recapitalization intended to increase the per share value of the Company’s common stock. However, even if the Company effects the reverse stock split, there can be no assurance of an increase in the per share trading price of our common stock.

Our Board of Directors believes that a reverse stock split would also be beneficial for the follow reasons:

•

It could heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company by increasing the trading price of our common stock and decreasing the number of outstanding shares of our common stock;

•

It could help to attract institutional investors who have internal policies that either prohibit them from purchasing stocks below a certain minimum price or tend to discourage individual brokers from recommending such stocks to their customers. It may also encourage investors who had previously been dissuaded from purchasing our Company’s common stock because commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

•

Further, under the merger agreement for the acquisition of Endwave Corporation, the Company was required by Endwave Corporation to use its commercially reasonable efforts to be listed on the NYSE Amex, and in the event that such listing had not occurred within 60 days of the effective time of the merger, then the Company was required to use its best efforts to obtain a listing on the NYSE Amex.

Text of the Proposed Amendment

If the Board determines to effect the reverse stock split upon the approval of the proposal by the stockholders, the Company proposes to amend the certificate of incorporation by adding the following provision to the end of Article IV, Section 1. Common Stock:

“E. Reverse Stock Split. As of 12:01 A.M. (Eastern Time) on [                    ], 201[ ] (the “Effective Time”), each issued and outstanding share of the Corporation’s Common Stock, par value $0.001 per share, (the “Pre-Split Common Stock”) shall be, and hereby is, automatically reclassified as and changed into [one-th(1/    )] of a share of Common Stock, par value $0.001 per share (the “Post-Split Common Stock”). No fractional shares shall be issued. Stockholders who, immediately prior to the Effective Time, own a number of shares Pre-Split Common Stock which is not evenly divisible by four shall, with respect to such fractional interest, be entitled to receive cash from the Corporation in lieu of fractions of shares of Post-Split Common Stock as provided below. The Corporation shall, as determined by the Board of Directors, arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having the exchange agent of the Corporation aggregate all fractional shares collectively held by Corporation stockholders into whole shares and arrange for them to be sold on the open market. Stockholders otherwise entitled to fractional shares will receive a cash payment in lieu thereof in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the stockholder receives his or her cash payment. Each certificate that, prior to the Effective Time, represented shares of Pre-Split Common Stock shall, from and after the Effective Time, represent that number of whole shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record one or more stock certificates that represented shares of Pre-Split Common Stock shall receive, upon surrender of such certificate(s) unless otherwise instructed by such holder, book-entry shares in lieu of one or more new certificates evidencing and representing the number of whole shares of Post-Split Common Stock to which such person is entitled under the foregoing reclassification and combination.”

A copy of the proposed amended and restated certificate of incorporation, which includes the amendments proposed under this Proposal Three, and which assumes for illustrative purposes only a one-for-four reverse stock split, is attached to this proxy statement as Appendix B.

Possible Effects of the Reverse Stock Split

•

Once the reverse stock split is implemented, Company common stockholders will own a fewer number of shares than they currently own. Although the Board of Directors expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of the Company’s common stock, there is no assurance that such a result will occur. Nor is there any assurance that the reverse stock split will result in a permanent increase in the per share price, which can be dependent on several factors.

•

Should the per share price of our common stock decline upon implementation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse split, due to the smaller number of shares outstanding.

•

The anticipated resulting increase in per share price of the Company’s common stock would encourage interest in the Company’s common stock and possibly promote greater liquidity for our stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

•	The reverse stock split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization.

•

The primary purpose for the proposed reverse stock split is to secure listing on the NASDAQ Capital Market. However, the reverse stock split is a prerequisite for listing and there can be no assurance that the NASDAQ will accept our common stock on these markets. If our common stock fails to list on the NASDAQ Capital Market, and if we are unable or choose not to list on the NYSE Amex, our liquidity may be negatively affected.

•

The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. However, the proposed reverse stock split does not reduce the number of authorized shares of common stock. Therefore, the Company will have greater capacity to make future issuances of capital stock without stockholder approval, subject to Delaware and federal securities laws and regulations. Accordingly, any such future issuances could dilute the ownership of existing stockholders.

•

The number of shares held by each individual stockholder will be reduced if the reverse stock split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Procedures for Effecting the Reverse Stock Split and Filing Amended and Restated Certificate of Incorporation

If the stockholders approve the reverse stock split, the amendment of our certificate of incorporation will become effective upon the filing of an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The actual timing of any such filing will be made by the Board of Directors at such time as the Board of Directors believes to be most advantageous to the Company and its stockholders.

Payment for Fractional Shares

No fractional shares of common stock would be issued as a result of the reverse stock split, if any. Instead, each stockholder otherwise entitled to a fractional share would be entitled, upon surrender of the applicable stock certificate(s), to receive a cash payment (without interest) in lieu of such fractional share.

Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

Upon implementing the reverse stock split, if any, our transfer agent will act as our exchange agent to act for holders of common stock in implementing the exchange of their pre-reverse stock split shares with post-reverse stock split shares.

Registered Book Entry Stockholder. Holders of common stock holding all of their shares electronically in book-entry form with the Company’s transfer agent do not need to take any action (the exchange will be automatic) to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest (as described above under “Payment for Fractional Shares”), if applicable.

Registered Certificated Stockholder. Some of our stockholders hold their shares in certificate form or a combination of certificate and book-entry entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you will be issued the appropriate number of shares electronically in book-entry form under the Direct Registration System (“DRS”), and if you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Payment for Fractional Shares.” No new shares in book-entry form will be issued and no payment in lieu of any fractional share interest will be made to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. At any time after receipt of your DRS statement, you may request a stock certificate representing your ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Adjustments

Adjustments to our financial statements to reflect the reverse stock split, if any, are expected to be minimal. If the reverse stock split is approved by the stockholders and effected by the Board, the par value of our common stock will remain $0.001 per share. As a result, on the effective date of the reverse stock split the stated capital of the common stock on our balance sheet will be reduced to approximately 20% (in a one-for-five split), 25% (in a one-for-four split) or 33% (in a one-for-three split) of its present amount, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Our historical earnings per share data would also be restated to reflect the reverse stock split. The expected immediate effect of the reverse stock split in the market would be an increase in the trading price per share for our common stock and a decrease in the number of post-reverse stock split shares of common stock available for trading, as compared to pre-reverse stock split levels.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the federal income tax consequences of a reverse stock split, if any, is for general information only. The summary does not address stockholders subject to special rules, such as persons who acquired shares of the Company’s common stock in compensatory transactions, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons who are not U.S. citizens or taxed as U.S. resident aliens, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities or currencies, persons holding shares in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, and stockholders whose “functional currency” is not the U.S. dollar. This summary is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of September 16, 2011. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a stockholder that are materially different from those described below. This summary does not address tax considerations under state, local, foreign, and other laws.

Federal Income Tax Consequences to the Company

No gain or loss will be recognized by the Company as a result of the reverse stock split.

Federal Income Tax Consequences to the Stockholders

The reverse stock split is intended to constitute a reorganization within the meaning of section 368 of the Code. Accordingly, a stockholder generally will not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split (except with respect to any cash received in lieu of a fractional share as described below). The aggregate adjusted basis of the post-reverse stock split shares will be the same as the aggregate adjusted basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the stockholder’s basis allocated to fractional share interests), and the holding period(s) of the post-reverse stock split shares received will include the stockholder’s respective holding period(s) for the pre-reverse stock split shares exchanged.

Because the cash payment for fractional share interests represents a mere mechanical rounding off incident to the recapitalization, a stockholder who receives cash for fractional shares should generally recognize gain or loss, as the case may be, for U.S. federal income tax purposes measured by the difference between the amount of cash received and the tax basis of such stockholder’s pre-reverse stock split shares corresponding to the fractional share interest. Such gain or loss will be capital gain or loss (if such stock was held as a capital asset), and any such capital gain or loss will generally be long-term capital gain or loss to the extent such stockholder’s holding period exceeds 12 months. The deductibility of capital losses may be subject to certain limitations.

Backup Withholding

A non-corporate stockholder may be subject to backup withholding at a 28% rate on cash payments received pursuant to the reverse stock split unless such stockholder provides a correct taxpayer identification number to his or her broker or to the Company and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional U.S. federal income tax. Rather, any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF A REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND/OR FOREIGN INCOME TAX AND OTHER LAWS.

The Board of Directors recommends that you vote “FOR” the approval and ratification of an amendment of our certificate of incorporation to authorize our Board of Directors to effect a reverse stock split of our outstanding common stock in the range of one-for-three to one-for-five without further approval of our stockholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interest of the Company and our stockholders.

PROPOSAL 4—Ratification of Independent Registered Public Accounting Firm

The Audit Committee has approved the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. If our stockholders do not ratify this appointment, the Audit Committee will reconsider the appointment but will not resubmit it for approval by our stockholders. A representative of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement. We also expect that the representative will be available to answer any appropriate questions.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

*         *         *

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By order of the Board of Directors,

Dr. Avi Katz

September     , 2011

San Jose, California

Appendix A

(Proposal Two)

GIGOPTIX, INC.

2008 EQUITY INCENTIVE PLAN

(Amended and Restated on September 15, 2011)

1. DEFINED TERMS. Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE. The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN.

(a) Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan as of September 15, 2011 shall be (A) 12,833,679 Shares, which includes increases under clause (B) below made on the first day of the Company’s 2009 and 2010 fiscal years, plus (B) an annual increase, effective as of the first day of the Company’s fiscal year beginning in 2011 and the first day of each subsequent fiscal year prior to termination of the Plan, equal to the least of (i) 5% of the number of shares of Stock outstanding as of the Company’s immediately preceding fiscal year, or (ii) such lesser amount, if any, as the Board may determine. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the immediately preceding sentence, be determined net of shares of Stock withheld by the Company, or tendered to the Company, in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. Subject to such overall maximum, up to 21,000,000 shares of Stock may be issued upon the exercise of ISOs and up to 21,000,000 shares of Stock may be issued with respect to Stock Options that are not ISOs. The limits set forth in the preceding sentence shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange and Nasdaq requirements), Stock issued under awards that convert, replace or adjust awards of an acquired company shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 2,500,000. The maximum number of shares subject to other awards granted to any person in any calendar year will be 1,000,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $5,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5. ELIGIBILITY AND PARTICIPATION. The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company or its Affiliates. Eligibility for ISOs is limited to employees (as defined by Code Section 3401(c)) of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS.

(a) ALL AWARDS.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Awards that convert, replace or adjust awards of an acquired company may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after June 30, 2018, but previously granted Awards may continue in accordance with their terms beyond that date.

(3) Transferability. ISOs may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime and may be exercised only by the Participant. Except as the Administrator otherwise expressly provides, Awards other than ISOs may not be transferred other than by will or by the laws of descent and distribution. During the Participant’s lifetime, other non-transferable Awards requiring exercise may only be exercised by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. The following will apply unless the Administrator expressly provides otherwise: Immediately upon the cessation of the Participant’s Employment an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferee, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than (i) a Stock Option or SAR, or (ii) an Award satisfying the transition-rule requirements of Treas. Regs. § 1.162-27(f)(1)-(3). In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(10) Section 409A. Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A, or (ii) satisfies such requirements.

(11) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) AWARDS REQUIRING EXERCISE.

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the

Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent stockholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant No such Award, once granted, may be repriced other than in accordance with applicable stock exchange or Nasdaq stockholder approval requirements. Fair market value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment (which may include, if the Administrator so determines and if the Stock is publicly traded at the relevant time, a broker-assisted exercise). In the absence of a determination by the Administrator that other forms of payment are permitted, all payments shall be made by cash or by check acceptable to the Administrator.

(4) Maximum Term. Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of the grant. In the case of an ISO granted to a ten-percent stockholder within the meaning of subsection (b)(6) of Section 422, the maximum term will not exceed five (5) years from the date of grant.

(c) AWARDS NOT REQUIRING EXERCISE. Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7. EFFECT OF CERTAIN TRANSACTIONS.

(a) MERGERS, ETC. Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the event of a Covered Transaction (whether or not there is an acquiring or surviving entity) where there is no such assumption or substitution, except as otherwise provided in the Award each Stock Option, SAR and other Award requiring exercise will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Stock Units (including Restricted Stock Units) will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. Any shares of Stock issued pursuant to the preceding sentence in satisfaction or replacement of an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. In the case of a substitution or assumption of an ISO by reason of a “corporate transaction” within the meaning of Code Section 424(a), the Administrator may prevent the substitution or assumption from being a “modification” by ensuring that the excess aggregate fair market value of the outstanding ISO after the substitution or assumption does not exceed the excess aggregate fair market value of the ISO before the substitution or assumption, that the ratio of the fair market value of the stock subject to the exercise price before the substitution or assumption equals such ratio of the substitution or assumption, and that the bargain purchase element in the old ISO does not exceed the bargain purchase element in the new ISO.

(b) CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, to the maximum number of shares specified in Section 4(a) that may be issued upon the exercise of ISOs, to the maximum number of shares specified in Section 4(a) that may be issued with respect to Stock Options that are not ISOs, and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder. The Administrator shall exercise its discretionary authority under the immediately preceding sentence consistent with the objectives of preserving the qualification as ISOs of Awards intended to continue to qualify as ISOs and of preserving the continued applicability of the performance-based compensation exception under Section 162(m) for Awards intended to continue to qualify for such exception.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION. The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Amendment to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. MISCELLANEOUS. The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

The Administrator may establish one or more sub-plans or additional rules governing Awards to non-U.S. employees or to employees in U.S. jurisdictions subject to state blue-sky or other special requirements. Such sub-plans or rules, together with the generally applicable terms of the Plan, shall constitute the Plan as it pertains to any Awards to which such sub-plans or rules apply.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation. The Board may, at its discretion, impose requirements on the composition of the Compensation Committee (for any specific Plan purpose or for all Plan purposes) in order meets specific requirements under applicable law, including (without limitation) the requirement that the Compensation Committee be comprised of two or more Board members, each of whom is an “outside director” within the meaning of Code Section 162(m)(4)(C)(i), (ii); each of whom is an “outside director” under Rule 16b-3 of the Securities Exchange Act of 1934; or each of whom is an “independent director” as required by the Nasdaq rules.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: A grant under the Plan to a Participant of any one or any combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board, if any. If there is no Compensation Committee of the Board, the Board itself will be the Compensation Committee for purposes of this Plan.

“Company”: GigOptix, Inc. (formerly named Galileo Merger Holdings, Inc.).

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer. Neither the merger of Galileo Merger Sub L, Inc. with and into Lumera Corporation and its subsidiaries (“Lumera”), the merger of Galileo Merger Sub G., LLC with and into Gig Optix LLC and its consolidated subsidiaries (“GigOptix”), the conversion of Lumera common stock and GigOptix common stock into common stock of the Company, nor the automatic cancellation of Lumera common stock owned by Lumera, GigOptix or the Company will be a “Covered Transaction” for purposes of this Plan.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. The Company does not represent or warrant that an option intended to be an ISO qualifies as such. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO. To the extent the aggregate fair market value of stock with respect to which ISOs are exercisable by an individual for the first time during any calendar year under all plans of the Company (or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code) exceed $100,000, the ISOs will be treated as non-incentive options with the ISOs granted earlier first accorded ISO status.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than mere continued Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Galileo Merger Holdings, Inc. 2008 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Section 162(m)”: Section 162(m) of the Code.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”: Common Stock of the Company, par value $ 0.001 per share.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the terms of the Award.

Appendix B

(Proposal Three)

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GIGOPTIX, INC.

GIGOPTIX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

1. That the name of the corporation is GigOptix, Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 24, 2008 under the name Galileo Merger Holdings, Inc. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16, 2008.

2. That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation amends and restates the existing Certificate of Incorporation of the Corporation in its entirety.

3. That the Board of Directors of the Corporation, by unanimous written consent dated as of September 15, 2011, adopted resolutions setting forth a proposed amendment and restatement of the existing Certificate of Incorporation of the Corporation in the form hereof, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and submitting the proposed amendment and restatement to the stockholders of the Corporation for consideration thereof.

4. That the stockholders of the Corporation duly approved said amendment and restatement at a meeting of the stockholders held November 15, 2011.

5. That the text of the existing Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is GigOptix Inc. (the “Corporation”).

ARTICLE II

The registered office of this Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and 1,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of this Corporation.

1. Common Stock.

A. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon issuance of any such Preferred Stock.

B. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL. There shall be no cumulative voting.

C. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

D. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

E. Reverse Stock Split. As of 12:01 A.M. (Eastern Time) on [                    ], 201[ ] (the “Effective Time”), each issued and outstanding share of the Corporation’s Common Stock, par value $0.001 per share, (the “Pre-Split Common Stock”) shall be, and hereby is, automatically reclassified as and changed into [one- th(1/     )] of a share of Common Stock, par value $0.001 per share (the “Post-Split Common Stock”). No fractional shares shall be issued. Stockholders who, immediately prior to the Effective Time, own a number of shares Pre-Split Common Stock which is not evenly divisible by four shall, with respect to such fractional interest, be entitled to receive cash from the Corporation in lieu of fractions of shares of Post-Split Common Stock as provided below. The Corporation shall, as determined by the board of directors, arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having the exchange agent of the Corporation aggregate all fractional shares collectively held by Corporation stockholders into whole shares and arrange for them to be sold on the open market. Stockholders otherwise entitled to fractional shares will receive a cash payment in lieu thereof in an amount equal to the stockholder’s pro rata share of the total net proceeds of these sales. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date the stockholder receives his or her cash payment. Each certificate that, prior to the Effective Time, represented shares of Pre-Split Common Stock shall, from and after the Effective Time, represent that number of whole shares of Post-Split Common Stock into which the shares of Pre-Split Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record one or more stock certificates that represented shares of Pre-Split Common Stock shall receive, upon surrender of such certificate(s) unless otherwise instructed by such holder, book-entry shares in lieu of one or more new certificates evidencing and representing the number of whole shares of Post-Split Common Stock to which such person is entitled under the foregoing reclassification and combination.”

2. Preferred Stock.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series (but not below the number of shares of such series then outstanding).

ARTICLE V

A. The number of directors constituting the Board of Directors shall be not fewer than two and not more than ten. The number of directors initially shall be seven. Vacancies and newly-created directorships shall be filled exclusively pursuant to a resolution adopted by the Board of Directors.

B. Subject to the special right of the holders of any class or series of stock to elect directors, the Board of Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Certificate of Incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

ARTICLE VII

A. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in a manner now or hereafter prescribed by the laws of the State of Delaware at the time in force; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VI.

B. Except as provided in paragraph C of this Article VII, the provisions in the following Articles may be amended or repealed only upon the affirmative vote of the holders of at least two thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two thirds of the outstanding shares of such class or series, voting as a separate voting group:

Article VII (Amendments to Certificate of Incorporation)

Article VIII (Limitation of Director Liability)

Article IX (Indemnification)

Article X (Directors)

Article XI (Special Voting Requirements)

Article XII (Special Meeting of Stockholders)

C. Notwithstanding the provisions of paragraph B of this Article VII, and except as provided of this Article VII, an amendment or repeal of an Article identified in paragraph B of this Article VII that is approved by a majority of the Continuing Directors (as hereinafter defined), voting separately and as a subclass of directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the DGCL, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.

ARTICLE VIII

To the fullest extent that the DGCL or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this provision shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX

The Corporation shall indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify, or advance expenses to, an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

The directors of this Corporation may be removed only for cause; such removal shall be by the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is sought in the manner provided by the Bylaws.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE XI

In addition to any affirmative vote required by law, by this Certificate of Incorporation or otherwise, any “Business Combination” (as hereinafter defined) involving this Corporation shall be subject to approval in the manner set forth in this Article XI.

A. For the purposes of this Article XI:

(1) “Business Combination” means (i) a merger, share exchange or consolidation of this Corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this Corporation or any of its Subsidiaries of all or a substantial part of this Corporation’s assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

(2) “Continuing Director” means any member of the Board of Directors who was a member of the Board of Directors on March 31, 2008 or who is elected to the Board of Directors after March 31, 2008 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of directors on such recommendation.

(3) “Subsidiary” means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this Corporation.

B. Except as provided in paragraphs C and D of this Article, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the DGCL, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

C. Notwithstanding paragraph B hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, and if such Business Combination is otherwise required to be approved by this Corporation’s stockholders pursuant to the provisions of the DGCL or of this Certificate of Incorporation other than this Article XI, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock or required by the provisions of the DGCL, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

D. Notwithstanding paragraphs B or C of this Article XI, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, and if such Business Combination is not otherwise required to be approved by this Corporation’s stockholders pursuant to the provisions of the DGCL or of this Certificate of Incorporation other than this Article XI, then no vote of the stockholders of this Corporation shall be required for approval of such Business Combination.

ARTICLE XII

Special meetings of stockholders may be called at any time and for any purpose by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or by vote of a majority of the Board of Directors. Further, a special meeting of the stockholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on the issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting describing the purpose or purposes for which it is to be held. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE XIII

Except as otherwise provided in the By-Laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors or by the By-Laws of this Corporation.

ARTICLE XIV

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

IN WITNESS WHEREOF, GIGOPTIX, INC. has caused its corporate seal to be hereunto affixed and this Second Amended and Restated Certificate of Incorporation to be signed by            , its            , who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this      day of                     , 201[ ].

GIGOPTIX, INC., a Delaware Corporation

By:
Name:
Title:

GigOptix, Inc. 130 Baytech Drive San Jose, CA 95134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For	Withhold	For All		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors
Nominees:

01 Dr. Avi Katz	02 Frank W. Schneider
The Board of Directors recommends you vote FOR proposals 2, 3 and 4:						For	Against	Abstain

2.        Approval of the amended and restated 2008 Equity Incentive Plan, including an increase in the number of shares of common stock reserved for issuance under Plan by 3,000,000 shares from 9,833,679 to 12,833,679.

						☐	☐	☐

3.        To approve and ratify an amendment to our Certificate of Incorporation to authorize our board of directors to effect a reverse stock split of our outstanding common stock in the range of one-for-three to one-for-five without further approval of our stockholders, upon a determination by our board of directors that such a reverse stock split is in the best interest of the Company and our stockholders.

						☐	☐	☐
4. Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			yes	No	☐
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

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2011 Annual Meeting of Shareholders

GIGOPTIX, INC.

November 15, 2011 8:00 AM Local Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Avi Katz and Curt P. Sacks, and each of them, each with the power to appoint his or her substitute, as proxies (collectively, the “proxies”) to vote and act at the Annual Meeting of Stockholders of GigOptix, Inc. (the “Company”) to be held on November 15, 2011, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. Shares represented by this proxy card will be voted as directed by the undersigned. If no such directions are indicated, the proxies will have authority to vote FOR the election of the nominee listed on the reverse side, and FOR proposals No. 2, 3 and 4, as applicable.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side